EXHIBIT 4.1

EXECUTION COPY

THE SCOTTS MIRACLE-GRO COMPANY, as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

_________________
6.625% Senior Notes due 2020

THIRD SUPPLEMENTAL INDENTURE DATED AS OF
February 25, 2014
TO THE INDENTURE DATED AS OF
December 16, 2010
_________________

THIRD SUPPLEMENTAL INDENTURE
This THIRD SUPPLEMENTAL INDENTURE, dated as of February 25, 2014 (this “Third Supplemental Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor, the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) (the “Existing Guarantors”), SLS Franchise Systems LLC, a Delaware limited liability company (the “New Guarantor”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to herein (such corporation and any successor, the “Trustee”). The New Guarantor and the Existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”
WITNESSETH:
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of December 16, 2010, as supplemented by the First Supplemental Indenture dated as of September 28, 2011, by and among the Company, the subsidiary guarantors named therein and the Trustee, as further supplemented by the Second Supplemental Indenture, dated as of September 30, 2013, by and among the Company, the subsidiary guarantors named therein and the Trustee (as so supplemented, the “Indenture”), relating to the Company’s 6.625% Senior Notes due 2020 (the “Securities”);
WHEREAS, pursuant to Section 9.01(5) of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add any Person as a Guarantor; and
WHEREAS, all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture have been complied with.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Joinder of New Guarantor. The New Guarantor hereby joins in the Indenture as a “Guarantor” thereunder. The New Guarantor hereby assumes the duties and obligations of a Guarantor under the Indenture. The New Guarantor agrees to keep and perform all of the covenants, obligations and conditions of a Guarantor under the Indenture, on the terms and subject to the conditions set forth in Article X of the Indenture, and to be bound by all other applicable provisions of the Indenture. Upon request from time to time by the Trustee, the New Guarantor shall execute and deliver to the Trustee a notation relating to the New Guarantor’s Guarantee, substantially in the form attached as Exhibit E to the Indenture.

3.    Effect of Third Supplemental Indenture. Except as amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.
4.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Third Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
6.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
7.    Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.
COMPANY:

THE SCOTTS MIRACLE-GRO COMPANY

By:        /s/ LAWRENCE A. HILSHEIMER
Name:    Lawrence A. Hilsheimer
Title:    Executive Vice President and Chief Financial     Officer

NEW GUARANTOR:

SLS FRANCHISE SYSTEMS LLC

By:        /s/ MICHAEL GOODRICH
Name:    Michael Goodrich

Title:	Vice President and Treasurer

EXISTING GUARANTORS:

EG SYSTEMS, INC., DBA SCOTTS LAWNSERVICE
GUTWEIN & CO., INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS TEMECULA OPERATIONS, LLC
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SMG GROWING MEDIA, INC.
THE SCOTTS COMPANY LLC

By:        /s/ LAWRENCE A. HILSHEIMER
Name:    Lawrence A. Hilsheimer

Title:	Executive Vice President and Chief Financial Officer

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OMS INVESTMENTS, INC.
SWISS FARMS PRODUCTS, INC.
SCOTTS-SIERRA INVESTMENTS, LLC
SMGM LLC

By:        /s/ AIMEE M. DELUCA
Name:    Aimee M. DeLuca
Title:    President and Chief Executive Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:        /s/ JEFFREY L. EUBANK
Name:    Jeffrey L. Eubank
Title:    Assistant Vice President

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